Exhibit 99.1
For Immediate Release January 23, 2007
Contact: Pete Bloomquist
Smart Move, Inc.: (AMEX: MVE)
(303) 339-9558
Smart Move Reports Third Quarter 2006 Results
DENVER—(BUSINESS WIRE)—January 23, 2007— Smart Move, Inc. (AMEX: MVE), a Denver-based asset logistics manager providing a unique, and increasingly popular alternative solution for transporting household and commercial goods, today reported financial results for its three-month and nine-month periods ended September 30, 2006.
Selected highlights for the three months ended September 30, 2006 as compared to the same period last year and for the nine months ended September 30, 2006 versus the same period last year include:
•	Comparable sales for the quarter increased 136% as compared to the third quarter of 2005.
•	Revenue for the nine months ended September 30, 2006 increased 393% to $3,227,403, as compared to the same period last year.
Smart Move expanded its service coverage through the addition of 21 additional Metropolitan Service Areas (MSA’s) in September 2006, which are the strategic terminals or hubs established by Smart Move in major population centers which are operated by UPS Freight. The total of 61 MSA’s as of September 30, 2006 enabled an increase of Smart Move’s potential Revenue Lanes (the available inbound, outbound and local transport markets accessible by Smart Move for its products and services) to 3,721 as of September 30, 2006, compared to a total of 900 at September 30, 2005.
Results for the Three Months Ended September 30, 2006
Sales and the growth of property and equipment assets are considered key measurements for Smart Move, an early stage company that first reported revenues in June 2005, which continues to pursue a national rollout of its operations. For the quarter ended September 30, 2006, sales were $1,490,934, compared to $631,790 in the same period last year, representing growth of 136% over the same period in 2005 attributable to Smart Move’s national expansion. The net loss for the quarter ended September 30, 2006 was $2,479,894, compared to a net loss of $990,596 in the third quarter of 2005, due primarily to factors including the write-off of deferred offering costs of $602,262 associated with the withdrawal of Smart Move’s initial public offering (IPO) in July 2006, increased interest expense of $486,903 (including non-cash amortization of loan discounts and notes), an increase in selling, general and administrative expenses(exclusive of depreciation and amortization) of $322,059, and an increase in depreciation expense of $175,640. Basic and diluted net loss per share was $0.90 for the third quarter ended September 30, 2006, compared to the $.66 net loss per share reported in the prior year’s quarter.
Results for the Nine Months Ended September 30, 2006
We reported revenues of $3,227,403 for the first nine months of 2006, compared to $655,120 for the same period in 2005, an increase of 393% due to a full nine months of operations. A net loss of $8,107,678 was reported for the first nine months of 2006, compared to a net loss of $2,029,198 for the same period in 2005. The increase in net loss is due primarily to a stock grant to certain officers representing total non-cash compensation of $2,500,000, the write-off of deferred offering costs of $602,262, an increase in depreciation expense of $586,216, an increase in interest expense on notes of $924,787, and an increase in operating selling, general and administrative expenses (exclusive of depreciation, amortization and non-cash compensation) of $1,176,937 (associated with Smart Move’s nationwide rollout). Basic and diluted net loss per share for the first nine months of 2006 was $(3.34), compared to $(1.39) reported in the same period in 2005.
Our property and equipment increased during the first nine months of 2006 by over $4 million to $8,633,416 (after accumulated depreciation) as we continued to invest in SmartVaults™ to meet business demands.
Cash flows used for operations during the nine months ended September 30, 2006 amounted to $3,010,284 compared to $1,180,855 for the same period in 2005. The use of cash was primarily due to the period operating loss, offset by non-cash items consisting of compensation expense of $2.5 million; depreciation of $778,778, write-off of deferred offering costs of $602,262, amortization of debt discounts of $268,643, and other non-cash items totaling $224,425.
Management Remarks
Chris Sapyta, President and Chief Executive Officer stated, “We are pleased with the continued growth in our sales revenue reflected in this period which we believe is indicative of the implementation of our business plan and our customers’ acceptance of our solution,” “We were particularly excited about the opening of the additional 21 Metropolitan Service Areas, as this increased our Revenue Lanes from a level of 900, when we commenced operations in June 2005, to a total of 3,721 at the end of September 30, 2006.”
“We are very pleased to have completed our public offering in December of 2006, and have expanded capabilities to finance the purchase of additional SmartVaultstm required to meet demand for our moving services and continue to execute our business plan.” Sapyta added that Smart Move is pursuing strategic relationships with traditional movers to provide containers to fill orders for small customers (whose shipments require expedited or time guaranteed service), as well as opportunities with customers in other commercial sectors who transport high value assets and products which require specialized handling and tracking capabilities.
“Smart Move is continuing to improve its software and systems to streamline and improve operating results, such as missed delivery times which cause the Company to incur additional expenses in the completion of a customer move and enhance our tracking capabilities.” “We have seen quarter to quarter improvement in our operating margins and we believe the operational costs attributable to inefficiencies in the supply chain, as well as expenses associated with establishing our brand and delivering expanded services to customers, will decrease and stabilize as we move closer to the final phases of our national expansion. Additionally our logistic provider, UPS Freight, continues to work closely with Smart Move to find ways to improve execution and operate more efficiently.”
Context of Reported Results.
This release covers a reporting period prior to our IPO and prior to the two-for-one forward split that occurred when A Smart Move L.L.C., merged into Smart Move, Inc. on December 6, 2006, as disclosed and described in the prospectus dated December 7, 2006, a summary (unaudited) pro forma balance sheet and statement of operations are included herein. Consequently, the basic and diluted shares outstanding reflected in this release are those of A Smart Move, L.L.C., prior to the two- for-one forward split disclosed and described in the prospectus dated December 7, 2006. The interim report being filed for the 3rd quarter 2006 on Form 10Q-SB reflects the financial and operating results of A Smart Move L.L.C., prior to Smart Move Inc.’s IPO and the subsequent receipt of the proceeds attributable to the IPO, and only reports results of two additional months of operations following the latest financial statements included in the prospectus. As of the date of this release and filing of the Form 10Q-SB for the 3rd quarter ended September 30, 2006, Smart Move, Inc. has not expended any significant portion of the proceeds generated from the IPO completed in December 2006. There have been no significant changes in the business plan or operations since the date of the prospectus dated December 7, 2006 and Smart Move, Inc. does not anticipate any significant variance in the use of proceeds of the IPO from that disclosed in the prospectus.
Conference call
Smart Move, Inc. Conference Call
Management will hold a conference call to discuss fiscal third quarter results on January 24, 2007 at 4:30 p.m. Eastern (2:30 p.m. Mountain).
This conference call will only discuss the financial r esults presented in the Form 10Q-SB which is the 3rd quarter 2006 pre-IPO results covered by this release. Smart Move plans, to conduct an earnings call when its calendar year 2006 annual results are reported on Form 10K-SB, to be filed in the first quarter of 2007. During such call to discuss 2006 annual financial results, management plans to provide annual guidance on the Company’s expected results for 2007.
About Smart Move, Inc.
Founded in 2004, Smart Move, Inc. is an asset management company that provides a unique, revolutionary, and increasingly popular alternative method of transporting household and commercial goods securely and on a time guaranteed basis. The company uses a GPS equipped, proprietary shipping container, the SmartVault™, to execute the movement of goods and utilizes its technologies to efficiently manage the fleet of assets. Smart Move currently offers moving services available to over 92% of the USA population from its operations in the 61 largest U.S. metropolitan areas in the USA. Logistics are handled via the terminals of our primary transportation provider UPS Freight. Our business model offers specific competitive advantages over the traditional van line agencies that perform the majority of the long distance moves in the U.S. today through: superior security, scheduling flexibility and expedited service. The company automatically includes full coverage insurance for its customers, a unique feature of its offering within the asset transport industry. For more information and latest updates on available services, visit Smart Move’s web site at www.gosmartmove.com.
Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995
Certain statements in this release which are not historical facts are forward-looking statements such as statements relating to future operating results, existing and expected competition, financing and refinancing sources and availability and plans for future development or expansion activities and capital expenditures. These “forward-looking statements” are within the meaning of the Private Securities Litigation Reform Act of 1995. In many but not all cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar expressions. These forward-looking statements include statements regarding our expectations, beliefs, or intentions about the future, and are based on information available to us at this time. We assume no obligation to update any of these statements and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Such forward-looking statements involve a number of risks and uncertainties that may significantly affect our liquidity and results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in laws or regulations and risks related to development activities as described in our registration statement on Form SB-2 filed for our initial public offering, and other risk factors that will be described from time to time in our SEC reports, including our annual report on Form 10K-SB to be filed in the first quarter 2007 for the year ended December 31, 2006.
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- Financial tables follow -

A Smart Move, L.L.C.
Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Sales	$1,490,934	$631,790	$3,227,403	$655,120

Cost of moving and storage (exclusive of depreciation and amortization shown separately below)	1,623,627	670,346	3,804,936	720,508

Depreciation and amortization	275,278	114,540	706,810	163,818

Total cost of moving and storage	1,898,905	784,886	4,511,746	884,326

Gross loss	(407,971)	(153,096)	(1,284,343)	(229,206)

Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately below including noncash compensation of $2,500,000 for the nine months ended September 30, 2006)	848,420	526,361	4,952,611	1,275,674
Depreciation and amortization	26,166	11,264	71,968	28,744
Impairment of note receivable	—	—	47,000	-
Write off of deferred offering costs	602,262	—	602,262	-

Total selling, general and administrative expenses	1,476,848	537,625	5,673,841	1,304,418

Operating loss	(1,884,819)	(690,721)	(6,958,184)	(1,533,624)

Other income (expense):
Interest income	9,805	1,702	80,481	13,614
Interest expense	(604,880)	(117,977)	(1,229,975)	(305,188)
Other expense	—	(183,600)	—	(204,000)

Total other expense	(595,075)	(299,875)	(1,149,494)	(495,574)

Net loss	$(2,479,894)	$(990,596)	$(8,107,678)	$(2,029,198)

Net loss per member share:
Basic and diluted	$(.90)	$(0.66)	$(3.34)	$(1.39)

Member shares used to compute net loss per member share:

Basic and diluted	2,761,353	1,490,,666	2,427,423	1,463,865

A Smart Move, L.L.C.
Balance Sheets

	September 30, 2006
	(unaudited)	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$3,191,897	$3,344,071
Account receivable trade	260,224	38,418
Contracts in process	453,293	218,720
Prepaid and other	26,773	21,340

Total current assets	3,932,187	3,622,549

Property and equipment, net	8,633,416	4,891,633
Other assets	91,228	52,581
Deferred offering costs	—	81,983

	8,724,644	5,026,197

Total assets	$12,656,831	$8,648,746

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$1,297,971	$482,928
Checks drawn in excess of available bank balances	—	199,802
Accrued interest	252,116	169,458
Deferred revenue	94,539	98,191
Current portion of long-term debt and note payable, net of discounts of $472,947 and $56,364	259,985	536,724
Current portion of obligations under capital leases	82,349	77,229

Total current liabilities	1,986,960	1,564,332

Long-term liabilities:
Long-term debt and notes payable, less current portion, net of discounts of $5,825,964 and
$1,087,267	4,631,195	4,762,991
Obligations under capital leases, less current portion	268,410	336,706

	4,899,605	5,099,697

Total liabilities	6,886,565	6,664,029

Commitments and contingent liabilities

Members’ equity; 50,000,000 authorized shares 3,423,946 and 2,171,420 issued and outstanding	5,770,266	1,984,717

Total liabilities and members’ equity	$12,656,831	$8,648,746

The following summary (unaudited) pro forma financial statements have been prepared to give effect to the merger of A Smart Move, L.L.C. into Smart Move, Inc. and the pro forma as adjusted reflects the receipt of the proceeds from our initial public offering that closed on December 12, 2007.

	September 30, 2006
			Pro Forma as
	Historical	Pro Forma	Adjusted
Assets

Current assets:

Cash and cash equivalents	$3,191,897	$3,191,897	$17,523,097

Total current assets	3,932,187	3,932,187	18,263,387

Property and equipment, net	8,633,416	8,633,416	8,633,416

Other assets	91,228	91,228	91,228

Total Assets	$12,656,831	$12,656,831	$26,988,031

Liabilities and equity

Current liabilities	$1,986,960	$1,986,960	$1,986,960

Long-term liabilities	4,899,605	7,166,851	7,166,851

Total liabilities	6,886,565	9,153,811	9,153,811

Equity:	5,770,266	3,503,020	17,834,220

Total liabilities and equity	$12,656,831	$12,656,831	$26,988,031

	Nine Months Ended
	September 30, 2006
			Pro Forma as
	Historical	Pro Forma	Adjusted
Sales	$3,227,403	$3,227,403	$3,227,403

Net loss	$(8,107,678)	$(8,267,030)	$(8,267,030)

Net loss per member share:
Basic and diluted	$(3.34)	$(1.70)	$(1.01)

Member shares used to compute net loss per member share:
Basic and diluted	2,427,423	4,854,846	8,166,846